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                                                                   EXHIBIT 10.17

STATE OF GEORGIA
COUNTY OF FULTON

                                      LEASE


         THIS Lease, made and entered into this 1st day of October, 1994, by and between STEPHEN H. GREENSPAN, PAUL RUBEN and RICHARD M. VEHON (herein referred to as the "Lessor") and T&C LIQUIDATORS, INC., a Texas corporation (herein referred to as the "Lessee").

ARTICLE I. DEMISE OF PREMISES

         Section 1.01 Demise. For and in consideration of the payment of rent herein reserved and the performance of the covenants and agreements herein on the part of Lessee to be observed and performed, Lessor does hereby demise and lease to Lessee that certain tract of land being Lot 5 and the South 20 feet of Lot 4, in BLOCK D, of FREEWAY INDUSTRIAL DISTRICT, an Addition to the City of Irving, Dallas County, Texas, according to the Map or Plat thereof recorded in Volume 402, Page 1437, of the Map Records of Dallas County, Texas together with all buildings, structures and other improvements, now or hereafter located thereon (herein collectively referred to as the "Premises").

ARTICLE II. TERM OF LEASE

         Section 2.01 Term of Lease. The term of this Lease shall commence on the 1st day of October, 1994 and, unless sooner terminated or extended as herein provided, shall continue thereafter for two (2) years until midnight on the 30th day of September, 1996.

ARTICLE III. COVENANTS AND WARRANTIES OF LESSOR

         Section 3.01 Leasehold Estate of Lessor. Lessor warrants that it has full right and lawful authority to enter into this Lease; that it is lawfully seized of a fee simple estate in the Premises, subject to those matters set forth on Exhibit "A" hereof.

         Section 3.02 Quiet Possession. On paying the rent herein reserved and performing and observing each and every covenant to be observed, kept and performed by Lessee under this Lease, Lessee shall peaceable hold and enjoy the Premises during the term of this Lease.

ARTICLE IV. ANNUAL RENT AND ADDITIONAL RENT

         Section 4.01 Rent. During the term of this Lease, Lessee agrees to pay Lessor, as rent hereunder, an annual rent as follows:

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
                                                                                                     MONTHLY
                YEAR                                     ANNUAL RENT                               INSTALLMENT
          -----------------                              -----------                               -----------
          10/1/94 - 9/30/95                              $ 60,000.00                               $  5,000.00
          10/1/95 - 9/30/96                              $ 63,000.00                               $  5,250.00


         The rent shall be paid in equal monthly installments on the first day of each calendar month during the term of this Lease, at the office of Lessor, 1750-A Ellsworth Industrial Boulevard, Atlanta, Georgia 30318, or at such other address as Lessor may from time to time designate in writing to Lessee.

         Section 4.02 Additional Rent. Lessee agrees to pay, from time to time as provided in this Lease (i) all other amounts and sums which Lessee herein assumes and agrees to pay, (ii) interest at the rate of ten percent (10%) per annum on such of the foregoing amounts and sums as are payable to Lessor and are not paid within five (5) days after the due date or if a demand therefor is required by terms of this Lease, within five (5) days after the date of such demand, from the due date or the date of such demand, as the case may be, until payment thereof, and (iii) interest at the rate of ten percent (10%) per annum on all installments of rent not paid by the due date, from the due date thereof until paid (each and all of the sums provided in this Section 4.02 are herein referred to as the "Additional Rent"). If Lessee fails to pay any Additional Rent, Lessor shall have all the fights, powers and remedies provided for in this Lease or at law or in equity or otherwise in the event of nonpayment of the rent.

         Section 4.03 Net Lease; Non-Termination. This Lease is a net lease and the rent and Additional Rent shall be paid without notice, demand, counterclaim, set-off, deduction or defense and, without abatement, suspension, deferment, diminution or reduction. Except as otherwise expressly provided in the Lease, this Lease shall not terminate nor shall Lessee have any right to terminate this Lease or be entitled to the abatement of any rent hereunder or any reduction thereof, nor shall the obligations of Lessee under this Lease be otherwise affected, by reason of (i) any damage to or destruction of all or any portion of the Premises from whatever cause, (ii) any taking of all or any part of the Premises by condemnation, requisition or otherwise, (iii) the prohibition, limitation, or restriction of or interference with Lessee's use of all or any portion of the Premises, (iv) any title defect or encumbrance or any eviction by paramount title or otherwise, (v) failure on the part of Lessor to perform or comply with any term, provision or covenant of this Lease or any other agreement to which Lessor and Lessee may be parties, (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lessor, or any action taken with respect to this Lease by any trustee or receiver of Lessor or by any court in which such proceedings so long as the rights and interest of Lessee hereunder are not materially altered by such proceeding, (vii) any claim which Lessee has or might have against

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Lessor, or (viii) for any other cause whether similar or dissimilar to the foregoing. Except as otherwise expressly provided in this Lease, Lessee waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the leasehold estate in the Premises or any part thereof, or to any abatement, suspension, deferment, diminution or reduction of the rent.

ARTICLE V. TAXES ASSESSMENTS AND CHARGES

         Section 5.01 Taxes and Assessments. Subject to the provisions of
Section 14.01 hereof, Lessee agrees to discharge and pay before the same become delinquent and before any fine, penalty, or interest may be added for nonpayment, any and all taxes, assessments, license fees, excises, imposts and charges of every nature and classification (all or any one of which are herein referred to as a "Tax") that at any time during the term of this Lease and any extension hereof are levied, assessed, charged or imposed on the Premises, this Lease, the leasehold estate of Lessee created hereby or any rent reserved or payable hereunder including any gross receipts or other taxes levied upon, assessed against or measured by the rent; provided, however, that Lessee shall not be obligated to pay any income, inheritance or estate tax or any tax imposed, levied or assessed with respect to or because of the income, appreciation or other benefits derived by Lessor from or by virtue of this Lease.

         Section 5.02 Charges. Subject to the provisions of Section 14.01 hereof, Lessee agrees that it shall pay when due all charges for all public or private utility services including, but not limited to water, sewer, gas, light, heat and air conditioning, telephone, electricity, trash removal, power and other utility and communications services (all or anyone of which are herein referred to as a "Charge") that at any time during the term of this Lease are rendered with respect to the Premises.

         Section 5.03 General. Lessee agrees to deliver to Lessor, within thirty
(30) days after the same shall become due, receipts evidencing the payment of any Tax or Charge required to be paid by Lessee. If any Tax or Charge may be paid in installments, Lessee shall be obligated to pay only such installments as they become due. Any Tax for the year in which this Lease commences and terminates shall be prorated between Lessor and Lessee as of such dates.

ARTICLE VI. CONDITION AND USE OF THE PREMISES

         Section 6.01 Condition of the Premises. Lessee acknowledges that (i) the Premises are in good order and condition and comply in all respects with the requirements of this Lease, (ii) Lessor has made no representation or warranty with respect to the condition of the Premises or their fitness or ability to be used for any particular purpose and (iii) Lessee has made a complete inspection of the Premises and that all risks with respect to the Premises are to be borne by Lessee. Lessor leases and Lessee takes the Premises "as-is" with all faults and defects.


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         Section 6.02 Use of the Premises. Lessee may use the Premises for any
lawful retail purpose. Lessee shall not use the Premises or any portion thereof for any other purpose without the prior written consent of Lessor. Lessee agrees that the use or occupation of the Premises or any part thereof shall not violate any permit, license or franchise with respect thereto, vitiate or increase the rate of insurance with respect to the Premises, cause the value or usefulness thereof to diminish or constitute a public or private nuisance or waste.

ARTICLE VII. COMPLIANCE WITH LAW LIENS AND ENCUMBRANCES

         Section 7.01 Compliance with Laws. Subject to the provisions of Section
14.01 hereof, Lessee, at its sole cost and expense, shall comply with and cause the Premises and any improvements located thereon to comply with (i) all federal, state, county, municipal and other government statutes, laws, rules, regulations and ordinances affecting the Premises or any part thereof, or the use thereof, including those which require the "Repairs", as that term is defined in Section 8.01 hereof, "Alterations", as that term is defined in
Section 8.02 hereof, or any structural changes in the improvements whether or not any such statutes, laws, rules, orders, regulations or ordinances which may hereafter be enacted involve a change of policy on the part of the governmental body enacting the same, (ii) all rules, orders and regulation of the National Board of Fire Underwriters or other bodies exercising similar functions and responsibilities in connection with the prevention of fire or the correction of hazardous conditions which apply to the Premises and (iii) the requirements of all policies of public liability, fire and other insurance which at the time may be in force with respect to the Premises (any one of the items enumerated in this Section 7.01 is herein referred to as a "Regulation" and all or more than one of which are herein referred to as the "Regulations").

         Section 7.02 Liens and Encumbrances. Subject to the provisions of
Section 14.01 hereof, Lessee shall not create or permit to be created or to remain, and, shall promptly discharge, at its sole cost and expense, any lien, encumbrance or charge (each or all of which are herein referred to as "Lien") on the Premises or any part thereof or on Lessee's leasehold estate hereunder that arises from the use or occupancy of the Premises by Lessee or by reason of any labor, service or material furnished or claimed to have been furnished to Lessee or by reason of any construction, Alteration, Repair or demolition by Lessee of all or any part the Premises. The existence of any Lien shall not constitute a violation of this Section 7.02 if payment is not then due upon the contract or for the material or services for which such Lien has been claimed. Notice is hereby given that Lessor will not be liable for the cost and expense of any labor, services or materials furnished or to be furnished with respect to the Premises at or by the direction of Lessee or anyone holding the Premises or any part thereof by, through or under Lessee and that no laborer's, mechanic's or materialman's or other lien for such labor, services or materials shall attach to or affect the interest of Lessor in and to the Premises or the fee simple title in the Premises.


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ARTICLE VIII. REPAIRS AND ALTERATIONS

         Section 8.01 Maintenance and Repair. Lessee, at its sole cost and expense, shall keep the Premises in good order, condition and repair ordinary wear and tear excepted and shall promptly make or cause to be made any and all necessary or appropriate repairs, replacements, or renewals (herein collectively referred as the "Repairs"). Lessor shall not be required to make any Repairs in, on or to the Premises during the term of this Lease. Lessee hereby waives any right to make repairs at the expense of Lessor which may or hereafter be provided by statute or law.

         Section 8.02 Alterations and Additions. Lessee, at its sole cost and expense, may make additions to, alterations and replacements of and substitutions for the building and improvements (herein singularly referred to as an "Alteration" and collectively referred to as the "Alterations"); provided, however, that any Alteration shall (i) not reduce or diminish the market value of the Premises; (ii) be performed in a good workmanlike manner and with such materials and in such manner as is consistent in character and quality with construction of the building; (iii) conform with all the requirements of this Lease including, but not limited to, those under Section 7.01 and Article X hereof and (v) be expeditiously completed free of any Lien and in compliance with any applicable Regulation. If the aggregate cost of any Alteration shall exceed Fifty Thousand Dollars ($50,000.00) or if the Alteration substantially affects the exterior appearance of any part of the building and/or the improvements located on the Premises, prior to the commencement thereof, Lessee shall obtain the prior written consent of Lessor.

         Section 8.03 Inspection by Lessor. Lessor and its authorized representatives may enter the Premises or any part thereof at all reasonable times for the purpose of inspecting the same. Lessor shall not have any duty to make any such inspection nor shall it incur any liability or obligation for not making any such inspection.

ARTICLE IX. DAMAGE AND DESTRUCTION

         Section 9.01 Notices. If any damage to or destruction of all or any part of the Premises occurs, Lessee will promptly give written notice thereof to Lessor generally describing the nature and extent of such damage or destruction.

         Section 9.02 Total or Partial. If the Premises are (i) partially damaged and restoration thereof cannot, in Lessor's sole discretion, be completed within one hundred and fifty (150) days after the date of such destruction or (ii) totally destroyed, Lessor, at its sole and exclusive option by notice to Lessee given on or before sixty (60) days after the date of such casualty, may terminate this Lease in which event the rent shall abate for the unexpired portion of the term of this Lease effective as of the date of the notice of termination. If this Lease is terminated, Lessor and Lessee shall be released and discharged from any obligations or liabilities under this Lease except for those which by there express terms survive the expiration or termination of this Lease.


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         Section 9.03 Restoration. If Lessor elects to restore the Premises after a casualty (whether total or partial), Lessor shall, at its sole cost and expense, proceed with reasonable diligence to restore the Premises to substantially the same condition as they were prior to such casualty. During such restoration, if all or a portion of the Premises are untenantable and the damage or destruction was not caused in whole or in part by any negligent act or omission of Lessee, its agents, employees, invitees or others for whom the Lessee is responsible, the rent payable under this Lease during the period in which the Premises are untenantable shall be adjusted in such a manner as is fair and reasonable under the circumstances. If Lessor elects to restore the Premises and thereafter fails to complete the necessary restoration of the Premises to permit Lessee to reoccupy the Premises on or before one hundred and fifty (150) days after the date such destruction, Lessee may, at its option and as its sole right and exclusive remedy, terminate this Lease by notice to Lessor given on or before thirty (30) days after the date on which the Premises were required to be restored by Lessor. If this Lease is terminated, Lessor and Lessee shall be released and discharged from any obligations or liabilities under this Lease except for those which by there express terms survive the expiration or termination of this Lease.

         Unless otherwise expressly provided in this Lease, there shall be no abatement or reduction or any rent payable by Lessee under this Lease during the Restoration or on account of such damage or destruction.

ARTICLE X. INSURANCE.

         Section 10.01 Classes of Insurance. Lessee shall keep the Premises insured against the risks and hazards and with coverage in amounts not less than those specified as follows:

                  A. Insurance against loss or damage to the Premises by fire and other risks customarily included under a standard ISO form of commercial property insurance with a special form coverage in an amount equal to the full and actual replacement cost, including the costs of debris removal, less physical depreciation of the improvements located on the Premises and with replacement cost endorsements and deductible provisions which do not exceed One Thousand and No/100 Dollars ($1,000.00);

                  B. General public liability and property damage insurance (including, but not limited to, coverage for any construction on or about the Premises) covering the legal liability of Lessor and Lessee against claims for any bodily injury or death of persons and for damage to or destruction of property occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways and arising out of the use or occupation of the Premises by Lessee in the minimum amounts of One Million Dollars ($1,000,000.00) for each occurrence in connection with any one death or bodily injury, Three Million Dollars ($3,000,000.00) in connection with any single occurrence, and Five Hundred Thousand Dollars ($500,000.00) in connection with claims for property damage; and


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                  C. Such other insurance on the Premises in such amounts and against such other insurable hazards which at the time are commonly obtained in the case of property similar to the Premises, due regard being given to the height and type off the improvements and their construction, composition, location and use.

         Section 10.02 Requirements. All insurance required under Section 10.01 hereof shall be written by companies of recognized financial standing i.e., A Best Rating of at least A and a Financial Size Category of at least XI which are authorized to do insurance business in the state where the Premises are located; shall name as the insured parties Lessor and Lessee, as their respective interest may appear; shall be reasonably satisfactory to Lessor in all respects and shall specifically provide (i) an effective waiver by the insurer of all rights of subrogation against any named insured or such insured's interest in the Premises or any income derived therefrom, (ii) that all insurance proceeds for losses shall be adjusted by Lessor, (iii) that all insurance proceeds shall be payable to Lessor for the benefit of Lessor and Lessee, as their respective interests may appear, (iv) that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least ten (10) days after receipt by Lessor and Lessee of written notice thereof, and (v) that during construction of improvements on the Premises such policies shall be in "Builder's Risk" form. Lessee, at its cost and expense, shall permit Lessor to examine all policies evidencing the insurance required to be maintained by Lessee under this Lease. Nothing contained in this Lease shall be construed to require Lessor to prosecute any claim against any insurer or to contest any settlement proposed by any insurer.

         Section 10.03 Certificates. Lessee shall deliver to Lessor promptly after the execution and delivery of this Lease and on each anniversary of the date of this Lease, a certificate addressed to Lessor, signed by Lessee and dated within thirty (30) days prior to the delivery thereof (i) listing the insurers and policy numbers evidencing all the insurance then required to be maintained by Lessee hereunder and (ii) certifying that said insurance is in full force and effect and that such insurance and the policies evidencing the same comply with the requirements of this Lease. Lessee's failure to effect, maintain or renew any insurance provided for in this Article X, to pay the premiums therefor or to deliver to Lessor any of such certificates shall entitle Lessor, at its option but without obligation, upon ten (10) days notice to Lessee, to procure such insurance, pay the premiums therefor or obtain such certificates and any sums expended by Lessor for such purposes shall be Additional Rent hereunder and shall be repaid by Lessee within ten (10) days following the date on which such expenditure shall be made by Lessor.

         Section 10.04 General. Lessee shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss in addition to the insurance required under Section 10.01 hereof unless Lessor is included therein as a named insured, with loss payable as in this Lease provided. Lessee shall promptly notify Lessor whenever any such separate insurance is obtained and shall, if requested, deliver to Lessor the policy, policies or certificates evidencing the same.


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ARTICLE XI. INDEMNIFICATION

         Section 11.01 Indemnification. Lessee agrees to defend, indemnify and save harmless Lessor from and against any and all liability, loss, damage, cost, expense including all attorney's fees and expenses of Lessee and of Lessor, causes of action, suits, claims, demands or judgments of any nature whatsoever
(i) arising from any injury to or to the death of any person or damage to any property occurring on the Premises or on adjoining sidewalks, streets or ways,
(ii) in any manner arising out of or connected with the use, non-use, condition or occupation of the Premises or any part thereof or of adjoining sidewalks, streets or ways or (iii) resulting from the violation by Lessee of any term, condition or covenant of this Lease or of any contract, agreement, restriction or Regulation affecting the Premises or any part thereof or the ownership, occupancy or use thereof. The obligations of Lessee under this Section 11.01 shall survive the expiration or earlier termination of this Lease and any transfer or assignment by Lessor or Lessee of this Lease or any interest hereunder.

ARTICLE XII. OWNERSHIP OF IMPROVEMENTS

         Section 12.01 Title to Improvements. Ownership of and title to the building, the improvements and all machinery and equipment now or hereafter constructed, installed or placed by Lessee on the Premises and all Alterations thereto when constructed, installed or placed on the Premises, shall be and remain in Lessor. Any improvements constructed by Lessee on the Premises, whether by obligation created hereunder or otherwise, shall not in any way constitute a substitute for or a credit against any obligation of Lessee under this Lease to pay rent or Additional Rent.

         Section 12.02 Surrender. On the expiration or earlier termination of the term of this Lease, Lessee shall peaceable quit and surrender the Premises to Lessor, any and all machinery and equipment and all Alterations constructed, installed or placed by Lessee thereon in good order and condition, ordinary wear and tear excepted. If there is not then a Default under this Lease, Lessee shall have the right upon the expiration of the term of this Lease to remove from the Premises all machinery and equipment placed or installed by Lessee thereon. Any machinery and equipment not removed by Lessee on or before the termination of this Lease shall become the property of Lessor immediately upon such termination.

         Section 12.03 Removal of Improvements. Lessee, at its sole cost and expense, shall, upon Lessor's written request therefor, promptly remove all or any part of the improvements, machinery and equipment from the Premises subsequent to the expiration or earlier termination of this Lease. Lessee, at its sole cost and expense, shall repair any damage caused thereby to the Premises or any improvements, buildings or structures remaining thereon.

ARTICLE XIII. ASSIGNMENT AND SUBLETTING

         Section 13.01 Assignment with Consent. Lessee shall have the right to assign all of its interest in, to and under this Lease for any portion of the unexpired term hereof at any time to any

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person or entity (herein referred to as the "Assignee") provided that (i) the
Assignee is approved and accepted by any franchisor under any franchise agreement or license pursuant to which the improvements on the Premises are operated, (ii) the Assignee shall be approved and accepted by Lessor which approval and acceptance shall be based upon the net worth of the Assignee being sufficient to insure the timely performance of all terms, conditions, provisions, agreements and covenants to be observed, performed and complied with by Lessee under the provisions of this Lease, (iii) Lessee delivering to Lessor an assumption agreement duly executed by the Assignee, in substance and form satisfactory to Lessor and its counsel, legally effective to cause the Assignee to assume all of the terms, conditions, provisions, agreements and covenants to be observed, performed or complied with by Lessee under this Lease, (iv) the Assignee shall have paid or caused to be paid all rent and Additional Rent and other sums required to be paid hereunder to and including the date of such assumption, and (v) the Assignee completely and totally remedying or curing any Default existing prior to the date of such assumption so that, at the time of such assumption, there shall exist no Default or event which, with notice or lapse of time, or both, would constitute a Default. Any assignee of Lessee's interest under this Lease, immediate or remote, shall have like power of assignment on the same conditions and subject to the same restrictions as those imposed on Lessee under this Section 13.01.

         Section 13.02 Subleases. Lessee shall have the right to sublease all or any portion of the Premises without the consent or approval of Lessor. In no event shall any sublease relieve the Lessee of any of its obligations under this Lease, including the payment of the rent.

         Section 13.03 Termination of Subleases. If this Lease is terminated by Lessor prior to the expiration of the term hereof, Lessor agrees that, subject to the conditions hereinafter set forth, such termination shall not result in a termination of any bona fide sublease entered into by Lessee pursuant to Section
13.02 hereof of all or any portion of the Premises and that any such sublease shall continue for the duration of its term and any extension thereof as a direct lease between Lessor and the sublessee thereunder with the same force and effect as if Lessor hereunder had originally entered into such sublease as the lessor thereunder. The application of the provisions of this Section 13.03 shall be conditioned upon (i) the sublease being submitted to Lessor for recognition and Lessor failing to object thereto by written notice to the sublessee at its address shown in the lease within thirty (30) days after the date of the receipt thereof by Lessor, (ii) the sublessee under the lease agreeing, in the event of the termination of this Lease, to attorn to Lessor, (iii) the sublease being in good standing at the time of the termination of this Lease and (iv) that the sublease be for a use authorized and not prohibited by the provisions of Section
6.02 hereof. On the satisfaction of the foregoing conditions and on request and at Lessee's expense, Lessor agrees to execute, acknowledge and deliver such reasonable agreements evidencing and agreeing to the foregoing as said sublessee may reasonably require.

ARTICLE XIV. RIGHT TO CONTEST.

         Section 14.01 Permitted Contests. Lessee, at its expense, may contest (by appropriate legal

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



proceedings conducted in good faith and with due diligence) the amount, validity or application, in whole or in part, of any Tax, Charge, Regulation or Lien provided that (i) Lessee shall give Lessor prior written notice of such contest,
(ii) Lessee shall first make all contested payments (under protest if it desires) unless such proceeding shall suspend the collection thereof from Lessor and from the rent under this Lease or from the Premises, (iii) no part of the Premises or any interest therein or the rent under this Lease shall be exposed or subjected thereby to sale, forfeiture, foreclosure or interference, (iv) Lessor shall not be exposed thereby to any civil or criminal liability for failure to comply with any Regulation and the Premises shall not be subject to the imposition of any Lien as a result of such failure and (v) Lessee shall have furnished any security required in such proceeding or under this Lease or reasonably requested by Lessor to insure payment of any Tax, Charge, Lien or compliance with any Regulation. Lessee agrees to pay and save Lessor harmless from and against any and all losses, judgments, decrees and costs including all attorney's fees and expenses in connection with such contest, promptly after the final determination of such contest, pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein together with all penalties, fines, interest, costs and expenses resulting therefrom and will promptly comply with any Regulation under which compliance is required. The obligations of Lessee under this Section 14.01 shall survive the expiration or earlier termination of this Lease and any transfer or assignment by Lessor or Lessee of this Lease or any interest hereunder.

ARTICLE XV. CONDEMNATION

         Section 15.01 Total. If all or any portion of the Premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof and the taking would prevent the use of the Premises for the purpose for which they are then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of the term of this Lease effective on the date the condemning authority takes possession of the Premises. Lessor shall notify Lessee in the event Lessor receives notice of a proposed taking.

         Section 15.02 Partial. If a portion of the Premises shall be subject to a taking and this Lease is not terminated as provided in Section 15.01 hereof, Lessor, at its sole and exclusive option, may either (i) terminate this Lease by notice to Lessee effective as of the date which is ninety (90) days after the date of such notice or (ii) restore and reconstruct the Premises and any other improvements situated on the Premises to the extent necessary to make the Premises tenantable. If Lessor elects to restore the Premises, the rent payable under this Lease for the unexpired portion of the term of this Lease shall be equitably adjusted to reflect the effects of the taking.

         Section 15.03 Award. In any taking of all or a portion of the Premises, Lessor shall be entitled to receive all of the award made in connection therewith, including, without limitation, any award for the value of the unexpired term of this Lease. Lessee shall not be entitled to receive any award for the loss of its leasehold advantage. If there is an allocation in the award made to Lessor for moving or business interruption expenses of Lessee, Lessor shall pay such designated portion

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



of the award to Lessee on or before fifteen (15) days after its actual receipt thereof. Notwithstanding anything contained herein to the contrary, Lessor shall not be obligated to seek recovery of such expense for or on behalf of Lessee.

ARTICLE XVI. DEFAULT

         Section 16.01 Events of Default. The occurrence of any of the following acts, events or conditions (herein referred to as a "Default") regardless of the pendency of any proceeding which has or might have the effect of preventing Lessee from complying with the terms, conditions or covenants of this Lease, shall constitute a default on an event of default under this Lease.

                  A. Lessee fails to make any payment of rent or Additional Rent required to be paid by Lessee or to fulfill or perform any other covenants, agreements or obligations of Lessee hereunder and such failure continues for ten (10) days after the payment is due or the performance required.

                  B. The Premises are abandoned or left unoccupied for a period of thirty (30) consecutive days and Lessee does not deliver to Lessor during such period a written certification that Lessee is prevented from occupying the Premises by circumstances beyond its control and describing said circumstances and that Lessee intends to reoccupy the Premises on the termination of such circumstances.

                  C. The estate or interest of Lessee in the Premises is levied on or attached in any proceedings and such process in not vacated or discharged within thirty (30) days after the date of such levy or attachment.

         Section 16.02 Termination. On the occurrence of any Default hereunder, Lessor shall have the right, at its election and regardless of the availability to Lessor of any other remedy under this Lease or by law or in equity provided, to give Lessee then or at any time thereafter while any such Default exists or continues written notice of the termination of this Lease as of the date specified in such notice of termination, which date shall be not less than ten
(10) days after the date of the giving of such notice. On such termination date this Lease and the term and estate herein granted shall, subject to the provisions of Section 16.05 hereof, expire and terminate by limitation, and all rights of Lessee under this Lease shall expire and terminate, unless prior to such termination date, Lessee pays to Lessor all arrears of rent and Additional Rent payable by Lessee under this Lease together with interest thereon at the rate of 10% per annum and all cost and expenses, including, without limitation, attorney's fees and expenses incurred by or on behalf of Lessor by reason of any Default and fully remedy any other Default then existing to the satisfaction of Lessor.

         Section 16.03 Reentry by Lessor. Whether or not this Lease has been terminated pursuant to Section 16.02 hereof, if a Default occurs, Lessor may, for and on behalf of Lessee and as Lessee's legal representative, enter upon and repossess the Premises or any part thereof by force, summary proceedings, ejectment or otherwise and may remove Lessee and all other persons and any and all property therefrom. Lessor shall not be liable to Lessee or to any person or entity claiming by, through or under Lessee for or by reason of any such entry, repossession or removal.

         Section 16.04 Rights upon Repossession. At any time or from time to time after the repossession of the Premises or any part thereof pursuant to
Section 16.03 hereof and whether or not this Lease shall have been terminated pursuant to Section 16.02 hereof, Lessor may at its option (i) repair or alter the Premises in such manner as Lessor may deem necessary or advisable so as to put the Premises in good order and make the same rentable and (ii) relet or operate the Premises or any part thereof for the account of Lessee for such term or terms which may be greater or less than the period which would otherwise have constituted the remainder of the term of this Lease on such conditions which may include concessions or free rent and for such uses as Lessor in its discretion may determine, and may collect and receive the rents therefor. Lessor shall not be responsible or liable for any failure to collect any rent due upon any such reletting. No repossession of the Premises by Lessor shall be construed as an election to terminate this Lease and the term herein demised unless, in connection therewith, a written notice of termination evidencing such intention is given to Lessee as provided in Section 16.02 hereof.

         Section 16.05 Liability of Lessee. No termination of this Lease pursuant to Section 16.02 hereof or by operation of law or otherwise except as expressly provided herein and no repossession of the Premises or any part thereof pursuant to Section 16.03 hereof or otherwise, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such termination or repossession.

         Section 16.06 Right of Lessor to Perform for Lessee. Notwithstanding any other provision of this Lease to the contrary, upon the occurrence of any Default, Lessor, at its exclusive option on behalf of Lessee, may take whatever steps it deems reasonably necessary to cure any Default and to charge Lessee for the cost and expenses attributable thereto. Lessee shall pay all costs and expenses immediately upon receipt of a statement thereof from Lessor. Any amounts not so paid shall be deemed Additional Rent hereunder.

         Section 16.07 General. Each right, power and remedy of Lessor provided in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to each and every other right, power or remedy provided in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. In addition to any other remedy provided in this Lease, Lessor shall be entitled, to the extent permitted by applicable law, to injunctive relief in the event of the violation or attempted or threatened violation of any term, condition or covenant of this Lease or to a decree compelling performance thereof. The exercise by Lessor of any one or more of the rights, powers or remedies provided in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Lessor of any such right, power or remedy. Lessor shall have no obligations to mitigate any damages it may incur by reason of default of Lessee.

ARTICLE XVII. LIABILITY OF LESSOR

         Section 17.01 Limitation on Liability. Notwithstanding anything contained in this Lease or otherwise at law to the contrary, Lessee agrees that Lessor and its partners, shall have no personal liability under this Lease and that, in any action brought to enforce the covenants, agreements and warranties of Lessor under this Lease, Lessee shall in no event be entitled to seek and shall not seek any damages against Lessor or any of its partners for the breach or default of any covenant, warranty or agreement under this Lease and any judgment or decree against Lessor or any of its partners shall be enforceable against Lessor and any of its partners only to the extent of its interest in the Premises. Any judgment or decree shall not be subject to enforcement and execution against any other asset of Lessor or any of its partners. In the event of the sale or other transfer of the Premises, all obligations of Lessor hereunder shall be transferred to the new owner of the Premises as of the date of the sale of the Premises and Lessor shall have no obligations or liability, as landlord, from and after the date of the sale or transfer of the Premises.

ARTICLE XVIII. MISCELLANEOUS

         Section 18.01 Waiver. The failure of Lessor to insist on the strict performance by Lessee of any term, condition or covenant on Lessee's part to be performed pursuant to the terms of this Lease or to exercise any option, right, power or remedy of Lessor contained in this Lease shall not be deemed nor construed as a waiver of such performance or relinquishment of such right now or subsequent hereto. The receipt by Lessor of any rent or Additional Rent required to be paid by Lessee hereunder with knowledge of any Default by Lessee shall not be deemed a waiver of such Default. No waiver by Lessor of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Lessor.

         Lessee hereby waives and surrenders any right or privilege under any present or future constitution, statute or law to redeem the Premises or to continue this Lease for the term herein demised after the termination of this Lease and the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress for rent.

         Section 18.02 Estoppel Certificates. Lessee shall execute, acknowledge and deliver to Lessor and to any mortgagee of Lessor upon request, a written statement certifying (i) that this Lease is unmodified and in full force and effect or if there have been modifications, that the Lease is in full force and effect as modified, and stating the modifications, (ii) the dates to which rent and Additional Rent payable by Lessee hereunder have been paid and (iii) that no notice has been received by Lessee of any Default which has not been cured, except as to any Default specified in said certificate.

         Lessor shall execute, acknowledge and deliver to Lessee a written certificate certifying (i) that this Lease is unmodified and in full force and effect or if there have been modifications, that this Lease is in full force and effect as modified, and stating the modifications, (ii) the dates to which rent and Additional Rent payable by Lessee hereunder have been paid and (iii) whether or not, to the knowledge of Lessor, there is then existing any Default under this Lease and if so, specifying the same.

         Section 18.03 No Merger of Title. There shall be no merger of the leasehold estate created by this Lease with the leasehold estate of Lessor and or the fee estate in the Premises by reason of the fact that the same person may own or hold both the leasehold estate created by this Lease or any interest therein, the leasehold estate or the fee estate in the Premises by reason of the fact that the same person may own or hold both the leasehold estate created by this Lease or any interest therein, the leasehold estate or the fee estate in the Premises or any interest therein; and no such merger shall occur unless and until all persons or entities having any interest in the leasehold estate created by this Lease or the fee estate in the Premises shall join in a written instrument effecting such merger and shall duly record the same.

         Section 18.04 Transfer by Lessor. If Lessor shall transfer or assign or otherwise dispose of its interest under this Lease, it shall thereupon be released and discharged from any and all liabilities and obligations under this Lease except those accruing prior to such transfer, assignment or other disposition and such liabilities and obligations shall thereafter be binding upon the assignee of Lessor's interest under this Lease.

         Section 18.05 Separability. Each and every covenant and agreement contained in this Lease shall be for any and all purposes hereof construed as separate and independent and the breach of any covenant by Lessor shall not discharge or relieve Lessee from its obligation to perform each and every covenant and agreement to be performed by Lessee under this Lease. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate applicable law and shall be limited to the extent necessary to render this Lease valid and enforceable. If any term, provision or covenant of this Lease or the application thereof to any person or circumstances shall be held to be invalid, illegal or unenforceable, the validity of the remainder of this Lease or the application so such term, provision or covenant to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected hereby.

         Section 18.06 Notices Demands and Other Instruments. All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given if sent by first class registered or certified United States mail, return receipt requested, addressed to each party hereto at the following address:

                  Lessor:             c/o K&G Associates, Inc.
                                      1750-A Ellsworth Industrial Boulevard
                                      Atlanta, Georgia 30318
                                      Attention: Stephen H. Greenspan

                  Lessee:             T&C Liquidators, Inc.
                                      3417 E. John W. Carpenter Freeway
                                      Irving, Texas 75062
                                      Attention: Richard M. Vehon

or at such other address in the United States as Lessor or Lessee may from time to time designate in writing delivered to the other party.

         Section 18.07 Successors and Assigns. Each and every covenant, term, condition and obligation contained in this Lease shall apply to and be binding upon and inure to the benefit or detriment or the respective legal representatives, successors and permitted assigns of Lessor and Lessee. Whenever reference to the parties hereto is made in this Lease, such reference shall be deemed to include the legal representatives, successors and assigns of said party the same as if in each case expressed. The term "person" when used in this Lease shall mean any individual, corporation, limited liability company, partnership, firm, trust, joint venture, business association, syndicate, government or governmental organization or any other entity.

         Section 18.08 Headings. The headings to the various sections of this Lease have been inserted for purposes of reference only and shall not limit or define the express terms and provisions of this Lease.

         Section 18.09 Counterparts. This Lease may be executed in any number of counterparts, each of which is an original, but all of which shall constitute one instrument.

         Section 18.10 Applicable Law. This Lease shall be construed under and enforced in accordance with the law of the State of Georgia.

         Section 18.11 Exhibits. Exhibit A attached hereto is by this reference incorporated herein and made a part hereof.

         Section 18.12 Entire Agreement; Amendments. This Lease sets forth the entire understanding and agreement of Lessor and Lessee with respect to the Premises. All courses of dealing, usage of trade and all prior representations, promises, understandings and agreements, whether oral or written, are superseded by and merged into this Lease. No modification or amendment of this Lease shall be binding on Lessee and/or Lessor unless in writing and signed by both parties hereto.

         Section 18.13 All Genders and Numbers Included. Whenever the singular or plural number, or masculine, feminine, or neuter gender is used in this Lease, it shall equally apply to, extend to, and include the other.

         Section 18.14 Time is of Essence. All time limits stated in this Lease are of the essence.

         Section 18.15 Memorandum of Lease. Lessor and Lessee hereby agree that this Lease shall not be recorded in the public records of Dallas, County, Texas. Lessor and Lessee may, contemporaneously with the execution of this Lease, execute a memorandum of this Lease, in recordable form satisfactory to Lessor and Lessee, wherein a legal description of the Premises, the term of this Lease and certain other terms and provisions hereof, excepting, however, the provisions hereof relating to the amount of the rent payable hereunder, shall be set forth. The memorandum of this Lease shall be filed for record with the Clerk of the Superior Court of Dallas County, Texas. Any and all recording cost and stamps, if any, required in connection with the recording of the memorandum of this Lease shall be at sole cost and expense of Lessee.


         IN WITNESS WHEREOF, Lessor and Lessee have caused these presents to be duly executed and their seals to be affixed hereunto as of the day and year first above written.

Signed, sealed and delivered                                  "LESSOR"
delivered in the presence of:

/s/ J. SAUER                                     /s/ STEPHEN H. GREENSPAN (SEAL)
---------------------------------                -------------------------------
Witness                                          STEPHEN H. GREENSPAN


/s/ KEELA BISHOP
---------------------------------
Notary Public

                                  [NOTARY SEAL]

Signed, sealed and delivered
delivered in the presence of:

/s/ J. SAUER                                     /s/ PAUL RUBEN (SEAL)
---------------------------------                -------------------------------
Witness                                          PAUL RUBEN


/s/ KEELA BISHOP
---------------------------------
Notary Public

                                    [NOTARY SEAL]



Signed, sealed and delivered
delivered in the presence of:

/s/ J. SAUER                                     /s/ RICHARD M. VEHON (SEAL)
---------------------------------                -------------------------------
Witness                                          RICHARD M. VEHON


/s/ KEELA BISHOP
---------------------------------
Notary Public

                                  [NOTARY SEAL]




Signed, sealed and delivered                                  "LESSEE"
delivered in the presence of:

/s/ J. SAUER                                     T&C LIQUIDATORS, INC.,
---------------------------------                a Georgia corporation
Witness


/s/ KEELA BISHOP                                 By: /s/ STEPHEN H. GREENSPAN
---------------------------------                   ----------------------------
Notary Public                                    Its:
                                                     ---------------------------

                                  [NOTARY SEAL]                [CORPORATE SEAL]

                                   EXHIBIT "A"

                               TITLE ENCUMBRANCES


1.       Visible easements on the property.

2. An easement for utilities, 6 feet in width as shown by the plat recorded in Volume 402, Page 1437, Map Records, Dallas County, Texas.
         Affects: North and West sides of Lot 4.

3. An easement for utilities, 6 feet in width as shown by the plat recorded in Volume 402, Page 1437, Map Records, Dallas County, Texas.
         Affects: Southwest side of Lot 5.

4. Part of Irving Flood Control District Section I as set out in instrument filed 8/31/89, recorded in Volume 89170, Page 1576, Real Property Records, Dallas County, Texas.

5. Building Line 25 feet from Royalty Row and along Southwest side as shown by plat recorded in Volume 402, Page 1437, Map Records of Dallas County, Texas.

6. Subject to the Order Adopting Airport Zoning Regulations of the Dallas-Fort Worth Regional Airport, Ordinance No. 71-100, imposed by the Joint Airport Zoning Board of the Dallas-Fort Worth Regional Airport, filed September 2, 1982, recorded in Volume 82173, Page 0178, Real Property Records of Dallas County, Texas, and in Volume 7349, Page 1106, Real Property Records, Tarrant County, Texas.

7.       All other matters in the public records.